CONTACT:  Bruce Zurlnick                     Melissa Myron/Rachel Albert
          Senior Vice President and          Financial Dynamics
          Chief Financial Officer            (212) 850-5600
          Finlay Enterprises, Inc.
          (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                  FINLAY ENTERPRISES SIGNS THREE YEAR EXTENSION
                       OF BLOOMINGDALE'S LICENSE AGREEMENT

NEW YORK, NY, MAY 24, 2006 - FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, today announced that it has signed a three year extension of its agreement with Bloomingdale's,
Inc., a wholly-owned subsidiary of Federated Department Stores, Inc. (NYSE: FD).
The amended agreement extends the Company's current contract from February 2007 to January 30, 2010 while maintaining the current rent provisions.

Finlay has been operating the fine jewelry departments at Bloomingdale's since
2000. In addition to the 30 Bloomingdale's departments currently being operated by the Company, Finlay anticipates opening five new Bloomingdale's doors during
2006 and 2007.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc., commented, "We are pleased that we will be continuing our partnership with
Bloomingdale's, a leading retail brand with significant growth opportunities.
This agreement is a recognition of our strong performance in Bloomingdale's over the past six years and further demonstrates the strength of Finlay's core business model and the value we bring to our licensing partners."

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $990.1 million in fiscal 2005. The number of locations at the end of the first quarter of fiscal 2006 totaled 957, including 32 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

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